UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
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                                    FORM 8-K
                                 CURRENT REPORT
                         PURSUANT TO SECTION 13 OR 15(d)
                                     OF THE
                         SECURITIES EXCHANGE ACT OF 1934

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Date of Report:  May 2, 2005                  Commission File Number: 0-15204

                            National Bankshares, Inc.
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             (Exact name of Registrant as specified in its charter)


          Virginia                                     54-1375874
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(State or other jurisdiction of            (I.R.S. Employer Identification No.)
incorporation or organization)


 101 Hubbard Street
 Blacksburg, VA 24060
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(Address of principal executive offices)

Registrant's telephone number, including area code: (540) 951-6300
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ITEM 1.02  TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT

Effective April 30, 2005, Cameron L. Forrester resigned as President and Chief Executive Officer of Bank of Tazewell County (BTC), a wholly-owned subsidiary of National Bankshares, Inc. Mr. Forrester also resigned as Director of the Bank of Tazewell County's Board of Directors. With his resignation, Mr. Forrester's employment agreement with Bank of Tazewell County terminated. The agreement, dated June 1, 1998, had an initial 3 year term with subsequent automatic 2 year renewal periods, subject to certain conditions. However, Mr. Forrester's resignation effectively terminated his employment agreement early and stopped it from automatically renewing as of June 1, 2005. Because Mr. Forrester's resignation was voluntary, he will not receive the lump sum cash payment to which he might otherwise have been entitled had his agreement been terminated early for other reasons.


ITEM 5.02  DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION
               OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

Departure of President and Chief Executive Officer of Subsidiary. Effective April 30, 2005, Cameron L. Forrester resigned his position as President and Chief Executive Officer of Bank of Tazewell County, a wholly-owned subsidiary of National Bankshares, Inc.

                                    SIGNATURE

        Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                    NATIONAL BANKSHARES, INC.



Date:  May 2, 2005            By:     /s/ JAMES G. RAKES
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                                      James G. Rakes
                                      Chairman
                                      President and Chief Executive Officer






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